                                                                     Exhibit 4.1


                  INDENTURE dated as of May 27, 1999 among Edison Mission Holdings Co., a California corporation (the "COMPANY") and United States Trust Company of New York, as trustee (the "TRUSTEE").

                  The Company and the Trustee agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the 8.137% Senior Secured Bonds due 2019 (the "INITIAL SERIES A Bonds") and the 8.734% Senior Secured Bonds due 2026 (the "INITIAL SERIES B BONDS" and, together with the Initial Series A Bonds, the "INITIAL BONDS") and, if and when issued in the Exchange Offer, the 8.137% Senior Secured Bonds due 2019 (the "NEW SERIES A BONDS") and the 8.734% Senior Secured Bonds due 2026 (the "NEW SERIES B BONDS" and, together with the New Series A Bonds, the "NEW BONDS" and, together with the New Series A Bonds and the Initial Bonds, the "BONDS"):

                                   ARTICLE 1.
                    DEFINITIONS AND INCORPORATION BY REFENCE

1.1  SECTION DEFINITIONS

                  "ACCEPTABLE CREDIT PROVIDER" means a bank or trust company with a combined capital and surplus of at least $1 billion whose long term unsecured debt is rated "A2" or higher by Moody's or "A" or higher by S&P.

                  "ACCEPTABLE CREDIT SUPPORT" means (i) an unconditional guarantee by EME or any other Affiliate of the Company, with such entity in each case being rated "Baa1" or higher by Moody's and "BBB+" or higher by S&P or (ii) an irrevocable letter of credit from an Acceptable Credit Provider. In the event of a downgrade of any Acceptable Credit Provider by Moody's or S&P to below the minimum criteria specified above, substitute Acceptable Credit Support must be provided within 30 days of such event. Otherwise, the Trustee shall draw down the then outstanding amount of the Acceptable Credit Support and deposit such monies into the Bond Debt Service Reserve Account.

                  "ACCRUED INTEREST ACCOUNT" has the meaning set forth in the Security Deposit Agreement.

                  "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "AGENT" means any Registrar, Paying Agent, co-registrar, authenticating agent or securities custodian.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BENEFICIAL OWNER" means any person who holds a beneficial ownership interest in a Bond.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person or the general partner, in the case of a limited partnership, of such Person (or, if such Person is a partnership, one of its general partners) to have been duly adopted by the Board of Directors of such Person or the general partner, in the case of a limited partnership, of such Person (or, if such Person is a partnership, one of its general partners) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "BOND DEBT SERVICE RESERVE ACCOUNT" means the Debt Service Reserve Account established by the Collateral Agent for the benefit of Holders pursuant to the Security Deposit Agreement.

                  "BOND DEBT SERVICE RESERVE REQUIREMENT" has the meaning set forth in Section 4.20 hereof.

                  "BONDS" has the meaning set forth in the preamble to this Indenture.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CAPITAL LEASE OBLIGATION" means, as to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of the Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

                  "CASH EQUIVALENTS" means, at any time: (i) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States

Government or an agency thereof; (ii) other investments in securities or bank instruments rated at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of less than 366 days; or (iii) other securities as to which the Company has demonstrated, to the satisfaction of the Trustee, adequate liquidity through secondary markets or deposit agreements.

                  "CEDEL" means Cedelbank.

                  "CHANGE OF CONTROL" means the reduction in EME's direct or indirect beneficial ownership in the Company to less than 50% at any time unless at such time either (i) the Bonds are rated at least Investment Grade by each Rating Agency then rating the Bonds and a Ratings Reaffirmation is obtained or
(ii) the reduction in EME's voting interest has been approved by a vote of more than 66-2/3% of the Holders.

                  "CLOSING DATE" means the date of issuance and delivery of the Initial Bonds.

                  "COLLATERAL AGENT" has the meaning set forth in the Security Deposit Agreement.

                  "COLLATERAL" means the collective reference to all assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to any Security Document.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMPANY" has the meaning set forth in the preamble to this Indenture.

                  "CONSUMER PRICE INDEX" means the consumer price index as published by the United States Department of Labor, Bureau of Labor Statistics.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Company.

                  "CREDIT AGREEMENT" has the meaning set forth in the Security Deposit Agreement.

                  "CUSTODIAN" means the Trustee, as custodian with respect to the Bonds in global form, or any successor entity thereto.

                  "DEBT SERVICE COVERAGE RATIO" means, for any period, a ratio the numerator of which is Net Cash Flow for such period, and the denominator of which is the aggregate of all principal, interest and other fixed charges payable during such period on the Bonds or on other Permitted Indebtedness which is PARI PASSU with the Bonds.

                  "DEBT SERVICE RESERVE ACCOUNTS" has the meaning set forth in the Security Deposit Agreement.

                  "DEBT SERVICE RESERVE REQUIREMENT" has the meaning set forth in the Security Deposit Agreement.

                  "DEFAULT" means an event or condition that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

                  "DEFINITIVE BOND" means a certificated Bond registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A-1 hereto except that such Bond shall not bear the Global Bond Legend and shall not have the "Schedule of Exchanges of Interests in the Global Bond" attached thereto.

                  "DEPOSITARY" means, with respect to the Bonds issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Bonds, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DSR LETTER OF CREDIT INDEBTEDNESS" has the meaning set forth in the Security Deposit Agreement.

                  "DUFF & PHELPS" means Duff & Phelps Credit Rating Co.

                  "EME" means Edison Mission Energy, a California corporation.

                  "EME HOMER CITY" means EME Homer City Generation L.P., a Pennsylvania limited partnership.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                  "FACILITIES" means the Homer City Electric Generating Station and certain facilities and other assets associated therewith and ancillary thereto.

                  "FINANCING DOCUMENTS" has the meaning set forth in the Security Deposit Agreement.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "GLOBAL BONDS" means, individually and collectively, each of the Restricted Global Bonds and the Unrestricted Global Bonds, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f) hereof.

                  "GLOBAL BOND LEGEND" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Bonds issued under this Indenture.

                  "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business and pursuant to past practices designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

                  "HOLDER" means a Person in whose name a Bond is registered.

                  "INDEBTEDNESS" of any Person means, without duplication: (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or is evidenced by a note or other instrument, except trade accounts arising in the ordinary course of business; (iii) all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or Cash Equivalents), bankers' acceptances and similar instruments (in each case, whether or not matured); (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capital Lease Obligations; (vii) all Interest Rate Hedging Obligations; (viii) all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (ix) all contingent liabilities.

                  "INDENTURE" means this Indenture, dated as of the Closing Date, between the Company and the Trustee.

                  "INDEPENDENT ENGINEER" means Stone and Webster Management Consultants, Inc. or another nationally recognized independent engineering and consulting firm which, as Independent Engineer, will independently review the technical aspects of the project, analyze the contractual structure and create financial projections for the benefit of the Holders.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Bond through a Participant.

                  "INITIAL BONDS" has the meaning specified in the preamble hereto.

                  "INITIAL PURCHASER" has the meaning set forth in the Registration Rights Agreement.

                  "INITIAL SERIES A BONDS" has the meaning specified in the preamble hereto.

                  "INITIAL SERIES B BONDS" has the meaning specified in the preamble hereto.

                  "INTERCREDITOR AGREEMENT" has the meaning ascribed to the term "Collateral Agency and Intercreditor Agreement" in the Security Deposit Agreement.

                  "INTEREST RATE HEDGING OBLIGATIONS" means, as to any Person, the net payment Obligations of all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person in order to protect against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and, in any event, not for speculative purposes.

                  "INVESTMENT GRADE" means "Baa3" with respect to Moody's, "BBB-" with respect to S&P and "BBB-" with respect to Duff & Phelps.

                  "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commission, travel and entertainment, moving and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Bonds for use by such Holders in connection with the Exchange Offer.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "MATERIAL ADVERSE EFFECT" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, financial condition or operations of the Company and the Guarantors, taken as a whole, since the Closing Date or (ii) the ability of the Company or any Guarantor to perform its obligations under the Financing Documents.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "NET CASH FLOW" means, for any period, (i) all Revenues for such period, minus (ii) the sum of (a) all amounts paid by or on behalf of the Company and the Guarantors during such period in respect of fuel, administration, operation, maintenance, repairs and overhead, but excluding all subordinated payments made to Affiliates and capital expenditures which are funded with Permitted Indebtedness, plus (b) all taxes paid by the Company and the Guarantors during such period, plus (c) all fees paid by the Company and the Guarantors relating to financing activities during such period.

                  "NEW BONDS" has the meaning set forth in the preamble to this Indenture.

                  "NEW SERIES A BONDS" has the meaning set forth in the preamble to this Indenture.

                  "NEW SERIES B BONDS" has the meaning set forth in the preamble to this Indenture.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person.

                  "OBLIGATIONS" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of the Guarantors whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

                  "OFFERING" means the offering of the Initial Bonds by the Company.

                  "OFFICER" means, with respect to any Person, any Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President, Vice President, Treasurer or Secretary of such Person.

                  "OFFICER'S CERTIFICATE" means a certificate signed by an Officer of the Company.

                  "144A GLOBAL BOND" means one or more global notes in the form of Exhibit A-l hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an aggregate denomination equal to the outstanding principal amount of the Bonds sold in reliance on Rule 144A.

                  "OPINION OF COUNSEL" means a written opinion of counsel for any Person either expressly referred to in the Indenture or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Company, whether or not such counsel is an employee of the Company.

                  "ORDINARY COURSE LETTER OF CREDIT INDEBTEDNESS" has the meaning set forth in the Security Deposit Agreement.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

                  "PERMITTED INVESTMENTS" means (i) obligations issued or guaranteed as to principal and interest (including money market securities) by
(a) the United States of America or (b) any agency thereof for which its obligations are backed by the full faith and credit of the United States of America, and certificates evidencing ownership of the right to the payment of the principal of and interest on such obligations, provided that such obligations are held in the custody of an Acceptable Credit Provider in a special account separate from the general assets of such custodian; (ii) certificates of deposit or other interest-bearing obligations of the Collateral Agent, an Acceptable Credit Provider or other bank with long-term unsecured debt rated either "AAA" by S&P or "Aaa" by Moody's, or "A" or higher by S&P and "A2" or higher by Moody's; and (iii) commercial paper, money market securities and other corporate debt securities rated, on the date of purchase, "A-1" by S&P or "P-1" by Moody's or higher for securities with original maturities of less than one year and "AAA" by S&P or "Aaa" by Moody's, or "A" or higher by S&P and "A2" or higher by Moody's, for securities with original maturities of one year or greater and maturing not more than one year from the date of acquisition thereof.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

                  "POWER MARKET CONSULTANT" means PHB Hagler Bailly, Inc. or another nationally recognized power market consulting firm which, as Power Market Consultant, will perform a market study of certain markets relating to the Facilities and develop independent electricity price forecasts for the benefit of the Holders.

                  "PRINCIPAL ACCOUNT" has the meaning set forth in Security Deposit Agreement.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.6(g)(i) to be placed on all Bonds issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "PRUDENT INDUSTRY PRACTICE" means any of the practices, methods, standards and acts (including but not limited to the practices, methods, standards and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices generally conform to applicable law and governmental approvals.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "RATING AGENCIES" means each of Moody's, S&P and Duff & Phelps, together with any other nationally recognized credit rating agency of similar standing if any such entity is not then currently rating the Bonds.

                  "RATINGS REAFFIRMATION" means, with respect to a specified event, a written confirmation from two or more Rating Agencies that a lowering of the then-current credit ratings of the Bonds will not result from such event.

                  "RECOVERY EVENT" means any settlement of or payment of $5,000,000 or more in respect of (i) any property or casualty insurance claim relating to any asset of the Company or any of the Guarantors or (ii) any seizure, condemnation, confiscation or taking of, or requisition of title or use of, the Facilities or any part thereof by any Governmental Authority.

                  "REDEMPTION DATE" means a date set forth for redemption of Bonds pursuant to the Indenture.

                  "REDEMPTION PRICE" means the price to be paid by the Company for the Bonds that are redeemed pursuant to the Indenture.

                  "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement, dated as of May 27, 1999, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL BOND" means a Regulation S Temporary Global Bond or Regulation S Permanent Global Bond, as appropriate.

                  "REGULATION S PERMANENT GLOBAL BOND" means a permanent Global Bond in the form of Exhibit A-1 hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in an aggregate denomination equal to the outstanding principal amount of the Regulation S Temporary Global Bond upon expiration of the Restricted Period.

                  "REGULATION S TEMPORARY GLOBAL BOND" means a temporary Global Bond in the form of Exhibit A-2 hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in an aggregate denomination equal to the outstanding principal amount of the Bonds initially sold in reliance on Rule 903 of Regulation S.

                  "REINVESTMENT NOTICE" means a notice executed by an authorized Officer of the Company to the Collateral Agent and the Trustee relating to a Recovery Event (i) setting forth in reasonable detail the nature of the proposed restoration or replacement relating to such Recovery Event and the estimated cost and time to complete such restoration or replacement and (ii) stating that
(a) no Default or Event of Default has occurred and is continuing, (b) such restoration or replacement is technologically and economically feasible, (c) the net cash proceeds of such Recovery Event, together with other resources available to the Company and the Guarantors, are sufficient to pay the estimated cost of completing such restoration or replacement and (d) the Company and the Subsidiary Guarantors have sufficient resources (through business interruption insurance or otherwise) to pay all principal, interest and other fixed charges projected to become due and payable with respect to Senior Debt prior to the completion of such restoration or replacement.

                  "REQUIRED CAPITAL IMPROVEMENTS" means capital improvements to the Facilities which are either required by applicable law or which the Company reasonably believes are appropriate in response to enacted or anticipated changes in applicable law or the interpretation thereof.

                  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED GLOBAL BOND" means a Global Bond bearing the Private Placement Legend.

                  "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

                  "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

                  "REVENUES" means (i) all revenues received from the operation of the Facilities, (ii) all proceeds from business interruption or other insurance and (iii) all other amounts received in respect of the Facilities.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated under the Securities
Act.

                  "S&P" means Standard & Poor's Rating Services.

                  "SALE-LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Guarantor transfers such property to a Person and the Company or a Guarantor leases it from such Person.

                  "SECURITY DEPOSIT AGREEMENT" means the Security Deposit Agreement, dated as of March 18, 1999, as amended, by and among the Company, the Guarantors and the Collateral Agent.

                  "SECURITY DOCUMENTS" has the meaning set forth in the Security Deposit Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR DEBT" has the meaning set forth in the Security Deposit Agreement.

                  "SERIES A BONDS" means the Initial Series A Bonds and the New Series A Bonds.

                  "SERIES B BONDS" means the Initial Series B Bonds and the New Series B Bonds.

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the credit agreement or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBORDINATED INDEBTEDNESS" means (i) with respect to Indebtedness of the Company or any Guarantor to any entity other than the Company or any Guarantor, Indebtedness that is (a) payable solely and exclusively from the funds that would otherwise have been available to make Restricted Payments from the Company, (b) fully subordinated in all rights and remedies to the Bonds and (c) unsecured, or (ii) with respect to Indebtedness from the Company to any Guarantor or from any Guarantor to the Company or any other Guarantor, Indebtedness for which payments of principal and interest are included in cash flow available to pay senior Indebtedness.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or to control the management of such partnership, limited liability company or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                  "SUBSIDIARY GUARANTORS" means, collectively, EME Homer City, Edison Mission Finance Co., Homer City Property Holdings, Inc., Mission Energy Westside, Inc. and Chestnut Ridge Energy Company.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "TRUSTEE" means United States Trust Company of New York, as trustee for the benefit of the Holders under the Indenture, together with its successors and assigns.

                  "UNRESTRICTED DEFINITIVE BOND" means one or more Definitive Bonds that do not bear and are not required to bear the Private Placement Legend.

                  "UNRESTRICTED GLOBAL BOND" means a permanent Global Bond in the form of Exhibit A-1 attached hereto that bears the Global Bond Legend and that has the "Schedule of Exchanges of Interests in the Global Bond" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Bonds that do not bear the Private Placement Legend.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "YIELD MAINTENANCE PREMIUM" means, with respect to any Bond to be redeemed on any Redemption Date, an amount calculated by the Company as of such date equal to the excess, if any, of (i) the net present value of the then remaining scheduled installments of principal and payments of interest (but excluding that portion of any scheduled installment of principal or payment of interest that is actually due and paid on the Redemption Date) in respect of such Bond calculated using a discount factor equal to the sum of the Treasury Yield plus 50 basis points, over (ii) the unpaid principal amount of such Bond. Such Yield Maintenance Premium shall be determined in accordance with the following provisions:

                  (a) the average life of the remaining scheduled installments of principal in respect of such Bond (the "Remaining Average Life") shall be calculated as of such Redemption Date; and

                  (b) the "Treasury Yield" shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); PROVIDED, HOWEVER, that, if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for maturities of the two United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

SECTION 1.2         OTHER DEFINITIONS

                                                                Defined in
          Term                                                    Section
          "AUTHENTICATION ORDER"......................................2.2
          "COVENANT DEFEASANCE".......................................8.3
          "DTC" ......................................................2.3
          "EVENT OF DEFAULT"..........................................6.1

          "INCUR" ....................................................4.9
          "LEGAL DEFEASANCE" .........................................8.2
          "PAYING AGENT"..............................................2.3
          "PERMITTED INDEBTEDNESS"....................................4.9
          "PERMITTED LIENS"..........................................4.13
          "REGISTRAR".................................................2.3
          "RESTRICTED PAYMENTS".......................................4.7


SECTION 1.3         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Bonds;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Bond;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the indenture securities means the Company and any successor obligor upon the indenture securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4         RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) or is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

SECTION 1.5         ONE CLASS OF SECURITIES

                  The Initial Series A Bonds, Initial Series B Bonds, New Series A Bonds and New Series B Bonds shall vote and consent together on all matters as one class and none of the Initial Series A Bonds, Initial Series B Bonds, New Series A Bonds and New Series B Bonds shall have the right to vote or consent as a separate class on any matter.



                                   ARTICLE 2.
                                   THE BONDS

SECTION 2.1         FORM AND DATING

                  (a) GENERAL.

                  The Bonds and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Bonds may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Bond shall be dated the date of its authentication. The Bonds shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

                  The terms and provisions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) GLOBAL BONDS.

                  Bonds issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Bond Legend thereon and the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND" attached thereto). Bonds issued in definitive form shall be substantially in the form of Exhibit A-l attached hereto (but without the Global Bond Legend thereon and without the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND" attached thereto). Each Global Bond shall represent such of the outstanding Bonds as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.

                  (c) TEMPORARY GLOBAL BONDS

                  Bonds offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Bond, which shall be deposited on behalf of the purchasers of the Bonds represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of a Regulation S Temporary Global Bond (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Bond bearing a Private Placement Legend, all as contemplated by
Section 2.6(a)(ii) hereof), and (ii) an Officer's Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Bond shall be exchanged for beneficial interests in Regulation S Permanent Global Bonds pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Bonds, the Trustee shall cancel the Regulation S Temporary Global Bond. The aggregate principal amount of a Regulation S Temporary Global Bond and the Regulation S Permanent Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE.

                  The provisions of the "OPERATING PROCEDURES OF THE EUROCLEAR SYSTEM" and "TERMS AND CONDITIONS GOVERNING USE OF EUROCLEAR" and the "GENERAL TERMS AND CONDITIONS OF CEDELBANK" and "CUSTOMER HANDBOOK" of Cedel shall be applicable to transfers of beneficial interests in a Regulation S Temporary Global Bond and the Regulation S Global Bonds that are held by Participants through Euroclear or Cedel.

SECTION 2.2         EXECUTION AND AUTHENTICATION

                  Two Officers shall sign the Bonds for the Company by manual or facsimile signature. The Company's seals, if any, shall be reproduced on the Bonds and may be in facsimile form.

                  If an Officer whose signature is on a Bond no longer holds that office at the time a Bond is authenticated, the Bond shall nevertheless be valid.

                  A Bond shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Bond has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an "AUTHENTICATION ORDER"), authenticate Series A Bonds for original issue up to the aggregate principal amount of $300,000,000 and Series B Bonds for original issue up to the aggregate principal amount of $530,000,000. The aggregate principal amount of Series A Bonds or Series B Bonds outstanding at any time may not exceed such amounts except as provided in
Section 2.7 hereof.

                  The Trustee may (at the expense of the Company) appoint an authenticating agent acceptable to the Company to authenticate Bonds. An authenticating agent may authenticate Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company and has the same protections under Article 7 herein.

SECTION 2.3         REGISTRAR AND PAYING AGENT

                  The Company shall maintain an office or agency where Bonds may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Bonds may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Bonds and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar and the term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Subsidiary Guarantors may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Bonds.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Bonds.

SECTION 2.4         PAYING AGENT TO HOLD MONEY IN TRUST

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Bonds, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary Guarantor) shall have no further liability for the money. If the Company or a Subsidiary Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust funds for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Bonds.

SECTION 2.5         HOLDER LISTS

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Bonds and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6         TRANSFER AND EXCHANGE

         (a) TRANSFER AND EXCHANGE OF GLOBAL BONDS.

                  A Global Bond may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Bonds will be exchanged by the Company for Definitive Bonds if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Bonds (in whole but not in part) should be exchanged for Definitive Bonds and delivers a written notice to such effect to the Trustee; PROVIDED that in no event shall a Regulation S Temporary Global Bond be exchanged by the Company for Definitive Bonds prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Bonds shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Bonds also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Bond authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Bond. A

Global Bond may not be exchanged for another Bond other than as provided in this Section 2.6(a), however, beneficial interests in a Global Bond may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL BONDS.

                  The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Bonds shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL BOND. Beneficial interests in any Restricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Bond in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Bond may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL BONDS. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Bond shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Bonds be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Bond prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

         Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Bonds. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in this Indenture and the Bonds or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 2.6(h) hereof.

                  (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL BOND. A beneficial interest in any Restricted Global Bond may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Bond if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Bond, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global Bond or the Regulation S Permanent Global Bond, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL BOND FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL BOND. A beneficial interest in any Restricted Global Bond may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Bond or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond if the exchange or transfer complies with the requirements of
         Section 2.6(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be exchanged, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by an Initial Purchaser
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Bond proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Bond cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Bond.

         (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE BONDS.

                  (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL BONDS TO RESTRICTED DEFINITIVE BONDS. If any holder of a beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Bond, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

                  (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

                  (G) if such beneficial interest is being transferred to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904 thereunder, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest in a

         Restricted Global Bond pursuant to this Section 2.6(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Bond may not be exchanged for a Definitive Bond or transferred to a Person who takes delivery thereof in the form of a Definitive Bond prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL BONDS TO UNRESTRICTED DEFINITIVE BONDS. A holder of a beneficial interest in a Restricted Global Bond may exchange such beneficial interest for an Unrestricted Definitive Bond or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by an Initial
                  Purchaser pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph
                           (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL
                  BONDS TO UNRESTRICTED DEFINITIVE BONDS. If any holder of a beneficial interest in an Unrestricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Bond, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and (at the expense of the Company) deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the applicable Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

         (d) TRANSFER AND EXCHANGE OF DEFINITIVE BONDS FOR BENEFICIAL INTERESTS.

                  (i) RESTRICTED DEFINITIVE BONDS TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL BONDS. If any Holder of a Restricted Definitive Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond or to transfer such Restricted Definitive Bond to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Bond, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive
                  Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Bond is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Bond is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Bond is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Bond is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (F) if such Restricted Definitive Bond is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Bond, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Bond, in the case of clause (B) above, the 144A Global Bond, and in the case of clause (C) above, the Regulation S Global Bond.

                  (ii) RESTRICTED DEFINITIVE BONDS TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL BONDS. A Holder of a Restricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Restricted Definitive Bond to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Bonds or
                  (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by an Initial
                  Purchaser pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Bond proposes to exchange such Bond for a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Bond proposes to transfer such Bond to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Bonds and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Bond.

                  (iii) UNRESTRICTED DEFINITIVE BONDS TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL BONDS. A Holder of an Unrestricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Unrestricted Definitive Bond to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Bond and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Bonds.

                  If any such exchange or transfer from a Definitive Bond to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of Definitive Bonds so transferred.

         (e) TRANSFER AND EXCHANGE OF DEFINITIVE BONDS FOR DEFINITIVE BONDS.

                  Upon request by a Holder of Definitive Bonds and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Bonds. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                  (i) RESTRICTED DEFINITIVE BONDS TO RESTRICTED DEFINITIVE BONDS. Any Restricted Definitive Bond may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Bond if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) RESTRICTED DEFINITIVE BONDS TO UNRESTRICTED DEFINITIVE BONDS. Any Restricted Definitive Bond may be exchanged by the Holder thereof for an Unrestricted Definitive Bond or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Bond if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Bonds or
                  (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by an Initial
                  Purchaser pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Bonds proposes to exchange such Bonds for an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (I)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Bonds proposes to transfer such Bonds to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) UNRESTRICTED DEFINITIVE BONDS TO UNRESTRICTED
                  DEFINITIVE BONDS. A Holder of Unrestricted Definitive Bonds may transfer such Bonds to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Bonds pursuant to the instructions from the Holder thereof.

         (f) EXCHANGE OFFER.

                  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate for each series of Bonds (i) one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Bonds tendered for acceptance by Persons that certify in the Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Bonds and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Bonds in an aggregate principal amount equal to the principal amount of the Restricted Definitive Bonds accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Bonds, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Bonds to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and (at the expense of the Company) deliver to the Persons designated by the Holders of Definitive Bonds so accepted Definitive Bonds in the appropriate principal amount.

         (g) LEGENDS.

                  The following legends shall appear on the face of all Global Bonds and Definitive Bonds issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (i) PRIVATE PLACEMENT LEGEND.

         (A) Except as permitted by subparagraph (B) below, each Global Bond and each Definitive Bond (and all Bonds issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACQUISITION HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR AN AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE

         UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING THE CERTIFICATES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
         (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OR TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

         (B) Notwithstanding the foregoing, any Global Bond or Definitive Bond issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii),
(e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Bonds issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) GLOBAL BOND LEGEND. Each Global Bond shall bear a legend in substantially the following form:

         "THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (iii) REGULATION S TEMPORARY GLOBAL BOND LEGEND. The Regulation S Temporary Global Bond shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL BONDS.

                  At such time as all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular Global Bond has been redeemed, repurchased or canceled in whole and not in part, each such Global Bond shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Definitive Bonds, the principal amount of Bonds represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Bonds and Definitive Bonds upon receipt of an Authentication Order in accordance with Section 2.2 hereof or upon receipt of a written request of the Registrar in accordance with the terms hereof.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Bond or to a Holder of a Definitive Bond for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.7, 3.8 and 9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Bond selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

                  (iv) All Global Bonds and Definitive Bonds issued upon any registration of transfer or exchange of Global Bonds or Definitive Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Bonds or Definitive Bonds surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Bonds during a period beginning at the opening of business 15 days before the day of any selection of Bonds for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part or (C) to register the transfer of or to exchange a Bond between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Bond, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Bonds and Definitive Bonds in accordance with the provisions of Section 2.2 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.7         REPLACEMENT BONDS

                  If any mutilated Bond is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Bond if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity Bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Bond is replaced. The Company and the Trustee may charge for their expenses in replacing a Bond.

                  Every replacement Bond is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Bonds duly issued hereunder.

SECTION 2.8         OUTSTANDING BONDS

                  The Bonds outstanding at any time are all the Bonds authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Bond effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Bond does not cease to be outstanding because the Company or an Affiliate of the Company holds the Bond.

                  If a Bond is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Bond is held by a bona fide purchaser.

                  If the principal amount of any Bond is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Bonds payable on that date, then on and after that date such Bonds shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9         TREASURY BONDS

                  In determining whether the Holders of the required principal amount of Bonds have concurred in any direction, waiver or consent, Bonds owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Bonds that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10        TEMPORARY BONDS

                  Until certificates representing Bonds are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Bonds. Temporary Bonds shall be substantially in the form of certificated Bonds but may have variations that the Company considers appropriate for temporary Bonds and as shall be reasonably acceptable to the Trustee.

                  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Bonds in exchange for temporary Bonds.

                  Holders of temporary Bonds shall be entitled to all of the benefits of this Indenture.

SECTION 2.11        CANCELLATION

                  The Company at any time may deliver Bonds to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Bonds surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Bonds surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Bonds (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Bonds shall be delivered (at the expense of the Company) to the Company. The Company may not issue new Bonds to replace Bonds that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12        DEFAULTED INTEREST

                  If the Company defaults in a payment of interest on the Bonds, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Bonds and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Bond and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13        CUSIP NUMBERS

                  The Company in issuing the Bonds may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

SECTION 3.1         NOTICES TO TRUSTEE

                  If the Company elects to redeem Bonds pursuant to the redemption provisions of Section 3.7 or 3.8 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Bonds to be redeemed and (iv) the redemption price.

SECTION 3.2         SELECTION OF BONDS TO BE REDEEMED

                  If less than all of the Bonds are to be redeemed at any time, the Trustee shall select the Bonds to be redeemed among the Holders of the Bonds in compliance with the requirements of the principal national securities exchange, if any, on which the Bonds are listed or, if the Bonds are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Bonds to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Bonds not previously called for redemption.

                  The Trustee shall promptly notify the Company of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed. Bonds and portions of Bonds selected shall be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Bonds of a Holder are to be redeemed, the entire outstanding amount of Bonds held by such Holder, even if not in the amount of $100,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

SECTION 3.3         NOTICE OF REDEMPTION

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Bonds are to be redeemed at its registered address.

                  The notice shall identify the Bonds to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Bond is being redeemed in part, the portion of the principal amount of such Bond to be redeemed and that, after the redemption date upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Bond;

         (d)      the name and address of the Paying Agent;

         (e) that Bonds called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Bonds called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Bonds and/or Section of this Indenture pursuant to which the Bonds called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Bonds.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter time period acceptable to the Trustee), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4         EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
3.3 hereof, Bonds called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5         DEPOSIT OF REDEMPTION PRICE

                  One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Bonds to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Bonds to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Bonds or the portions of Bonds called for redemption. If a Bond is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Bond was registered at the close of business on such record date. If any Bond called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Bonds and in Section 4.1 hereof.

SECTION 3.6         BONDS REDEEMED IN PART

                  Upon surrender of a Bond that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Bond equal in principal amount to the unredeemed portion of the Bond surrendered.

SECTION 3.7         OPTIONAL REDEMPTION

                  The Bonds shall be subject to optional redemption at any time at a Redemption Price equal to the outstanding principal amount of the Bonds to be redeemed plus all accrued and unpaid interest thereon to the Redemption Date, plus the Yield Maintenance Premium, if any.

SECTION 3.8         MANDATORY REDEMPTION

                  The Bonds will be subject to mandatory redemption, ratably with all other Senior Debt in existence at such time, upon the occurrence of a Recovery Event with respect to the Facilities, other than with respect to amounts received by the Company and the Subsidiary Guarantors in connection with a Recovery Event for which the Company elects to restore or replace the asset or assets in respect of which such Recovery Event occurred and a Reinvestment Notice is provided to the Collateral Agent and the Trustee within 45 days of such Recovery Event (provided that, with respect to any Recovery Event of $50 million or more, the Independent Engineer shall have certified as to the reasonableness, in light of Prudent Industry Practice, of the Company's repair and replacement plans as set forth in the Company's Reinvestment Notice relating to such Recovery Event). Any mandatory redemption of the Bonds will be without premium or penalty at a Redemption Price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.1         PAYMENT OF BONDS

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds on the dates and in the manner provided in the Bonds. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Bonds to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2         MAINTENANCE OF OFFICE OR AGENCY

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Bonds may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

SECTION 4.3         INFORMATION REQUIREMENTS

                  The Company shall furnish or cause to be furnished to the Trustee, each of the Rating Agencies and, with respect to clauses (a) and (b) below, upon written request (which may be a single continuing request), any Holder or Beneficial Owner or prospective Holder or Beneficial Owner:

                  (a) as soon as available and in any event within 60 days after the end of the Company's first, second and third fiscal quarters of each fiscal year (commencing with the fiscal quarter ending June 30, 1999), unaudited financial statements of the Company as of the end of such fiscal quarter, together with an Officer's Certificate of the Company stating that such financial statements fairly present the financial condition and results of operations of the Company on the dates and for the periods indicated in accordance with GAAP;

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 1999), audited financial statements of the Company, together with an Officer's Certificate of the Company stating that no Default or Event of Default has occurred and is continuing, or that if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof;

                  (c) within 10 days after an authorized officer of the Company obtains actual knowledge thereof, written notice of the occurrence of any event or condition which constitutes a Default or an Event of Default, specifically stating that such event or condition has occurred and describing it and any action being or proposed to be taken with respect thereto;

                  (d) within 15 days after an authorized officer of the Company has actual knowledge thereof, written notice of any pending or threatened material litigation which has or could reasonably be expected to have a Material Adverse Effect; and

                  (e) at any time when the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, copies of any filing made with the Commission thereunder, within five days after such filing is made.

                  At any time when the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, upon the request of any Holder or Beneficial Owner or prospective Holder or Beneficial Owner, the Company shall promptly furnish to such Holder or Beneficial Owner or prospective Holder or Beneficial Owner the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with a resale or other permitted transfer of any Bond.

                  The Company shall also provide to the Trustee and the Rating Agencies annual budgets, quarterly operational reports, quarterly construction reports, updated Power Market Consultant reports, any Officer's Certificates provided by the Company relating to the incurrence of Indebtedness under Section 4.9(f) or (g) (at least 30 days' prior to the incurrence of such Indebtedness) and notice of any transfers of assets permitted by Section 4.11(i) hereof (at least 30 days' prior to such transfer of assets).

SECTION 4.4         COMPLIANCE CERTIFICATE

                  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable, directly or indirectly, to any Person for any failure to obtain knowledge of any such violation.

SECTION 4.5         TAXES; MAINTENANCE OF BOOKS AND RECORDS

                  The Company shall pay, and shall cause each of the Subsidiary Guarantors to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Bonds.

                  The Company shall, and shall cause each of the Subsidiary Guarantors to, maintain its books and records in accordance with the generally accepted accounting principles in effect in the United States.

SECTION 4.6         STAY, EXTENSION AND USURY LAWS

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.7         LIMITATION ON RESTRICTED PAYMENTS

                  The Company shall not, and shall not permit any of the Subsidiary Guarantors to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of the Subsidiary Guarantors' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Subsidiary Guarantor) or to the direct or indirect holders of the Company's or any of the Subsidiary Guarantors' Equity Interests in their capacity as such, other than (A) dividends or distributions payable in Equity Interests of the Company, (B) dividends or distributions payable to the Company or another Subsidiary of the Company or (C) dividends payable to EME not to exceed $30 million from the proceeds of the Bonds; (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the

Company or any Subsidiary Guarantor) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company;
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity, or a payment of interest made through the issuance of additional Indebtedness of the same kind as the Indebtedness on which such interest shall have accrued; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

                  (b) the amount on deposit in each Accrued Interest Account and in each Principal Account shall be equal to or greater than the amount then required to be on deposit in such Accrued Interest Account or Principal Account in accordance with priority THIRD or FOURTH, as the case may be, in Section 4.1(a) of the Security Deposit Agreement;

                  (c) the Debt Service Reserve Accounts are each fully funded;

                  (d) the Debt Service Coverage Ratio for the preceding four quarters, taken as one accounting period, is equal to or greater than
         1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any such period ending thereafter, as set forth in an Officer's Certificate; and

                  (e) the projected Debt Service Coverage Ratio for each four-quarter period, taken as one accounting period, during the next eight quarters is equal to or greater than 1.50 to 1.0 in the case of any such period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any such period ending thereafter, as set forth in an Officer's Certificate.

                  The Company shall cause the Power Market Consultant to provide, at intervals not to exceed every three years, updated electricity price projections to allow the Company certification for purposes of making Restricted Payments pursuant to this Section 4.7.


SECTION 4.8         LIMITATION ON SUBSIDIARIES AND INVESTMENTS

                  The Company shall not create or acquire any Subsidiary unless
(i) such Subsidiary shall become an additional Guarantor under the Security Documents and (ii) such Subsidiary at the time of creation or acquisition shall have no Indebtedness outstanding other than Indebtedness permitted under Section
4.10. The Company shall retain 100% direct or indirect beneficial ownership in each of its Subsidiaries so long as the Bonds remain outstanding. The Company shall not, nor shall it permit any of the Subsidiary Guarantors to, make any investment other than Permitted Investments.

SECTION 4.9         LIMITATION ON INCURRENCE OF INDEBTEDNESS

                  The Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness other than Permitted Indebtedness.

                  "PERMITTED INDEBTEDNESS" shall mean any of the following items of Indebtedness:

                  (a) Indebtedness incurred in respect of the Bonds;

                  (b) Indebtedness outstanding on the Closing Date;

                  (c) Indebtedness incurred under the Credit Agreement;

                  (d) Capital Lease Obligations and purchase money indebtedness entered into in the ordinary course of business in an amount not to exceed $10 million outstanding at any one time;

                  (e) Indebtedness to any wholly-owned Subsidiary of the Company (so long as such Indebtedness is held by such Subsidiary);

                  (f) Indebtedness in respect of Required Capital
         Improvements, PROVIDED that (i) the Company delivers to the Trustee an Officer's Certificate stating that the Indebtedness is being incurred to fund a Required Capital Improvement and (ii) after giving effect to the incurrence of such Indebtedness, either (A) the average projected Debt Service Coverage Ratio through the final maturity date of the Bonds shall not be less than 1.75 to 1.0 and the minimum projected Debt Service Coverage Ratio for any four quarters through the final maturity date of the Bonds, taken as one accounting period, shall not be less than 1.50 to 1.0 or (B) a Ratings Reaffirmation is obtained;

                  (g) Indebtedness so long as, after giving effect to the incurrence of such Indebtedness, the Company delivers to the Trustee an Officer's Certificate stating that (i) the average projected Debt Service Coverage Ratio through the final maturity date of the Bonds shall not be less than 2.50 to 1.0 and the minimum projected Debt Service Coverage Ratio for any four quarters through the final maturity date of the Bonds, taken as one accounting period, shall not be less than 2.00 to 1.0 (PROVIDED that if the proceeds of such Indebtedness are to be applied to construct a new facility, the Bonds must be rated Investment Grade after giving effect to the incurrence of such Indebtedness) or (ii) the Bonds are rated at least Investment Grade by each Rating Agency then rating the Bonds;

                  (h) Indebtedness incurred for working capital purposes only and not in excess of $50 million at any one time outstanding (with such amount to be escalated annually in accordance with increases in the Consumer Price Index), PROVIDED that the outstanding principal amount of such Indebtedness on each anniversary of the Closing Date shall be $0;

                  (i) Indebtedness represented by Interest Rate Hedging Obligations, so long as such Interest Rate Hedging Obligations relate to Indebtedness otherwise permitted to be incurred by the Company hereunder;

                  (j) Reimbursement obligations or other Indebtedness related to reimbursement under any letter of credit issued to satisfy any Debt Service Reserve Requirement;

                  (k) Subordinated Indebtedness to Affiliates of the Company, PROVIDED that the incurrence of such Indebtedness complies with the provisions of Section 4.7 hereof;

                  (l) Indebtedness in the form of guarantees entered into by the Company in the ordinary course of business in connection with fuel procurement or sales, purchases or exchanges by Affiliates of the Company related to physical or financial capacity, energy and emissions credits related to the Facilities, so long as such activities are not for speculative purposes;

                  (m) Indebtedness in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of the Company's business;

                  (n) Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, indebtedness of the Company incurred under clause (c) above, PROVIDED that (i) the principal amount (net of expenses) of such new Indebtedness shall not exceed the principal amount of the old Indebtedness and (ii) either (1) the average life of such new Indebtedness shall not be shorter than the remaining average life of the Bonds or (2) such new Indebtedness shall be rated at least Investment Grade by each Rating Agency then rating such Indebtedness; and

                  (o) other senior Indebtedness not to exceed $20 million at any one time outstanding.

                  The Company shall cause the Power Market Consultant to provide, for purposes of incurring Indebtedness under clauses (f), (g) and (n) above, updated electricity price projections to allow the Company to provide the requisite certification.

                  For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (o) above as of the date of incurrence thereof, the Company shall, in its sole discretion, be entitled to classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.9. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.9.

SECTION 4.10        LIMITATION ON INCURRENCE OF SUBSIDIARY GUARANTOR
                    INDEBTEDNESS

                  The Company shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness other than (i) Subordinated Indebtedness or (ii) Indebtedness in respect of letters of credit, surety bonds or performance bonds issued, or purchase money or trade Indebtedness incurred, in the ordinary course of business and in an aggregate amount not to exceed $15 million at any one time outstanding.

SECTION 4.11        LIMITATION OF SALE OF ASSETS

                  Except in connection with a merger, consolidation or sale of substantially all of its properties or assets, covered by Section 5.1 hereto, the Company shall not, and shall not permit any of the Subsidiary Guarantors to, sell or otherwise dispose of any assets or enter into Sale-Leaseback Transactions (including by way of the issue or sale by the Company or any of the Subsidiary Guarantors of Equity Interests in such Subsidiary Guarantors) other than (i) transfers of assets among the Company and the Subsidiary Guarantors, so long as a Ratings Reaffirmation is obtained, (ii) sales and dispositions in the ordinary course of business not in excess of $10 million in any fiscal year,
(iii) any sales or dispositions of surplus, obsolete or worn out equipment, and
(iv) any sales or dispositions required for compliance with applicable law or necessary governmental approvals.

SECTION 4.12        LIMITATION ON TRANSACTIONS WITH AFFILIATES

                  The Company shall not, and shall not permit any of the Subsidiary Guarantors to, enter into any transaction or arrangement, whether or not in the ordinary course of business, with any Affiliate (other than the Company and its Subsidiaries), other than (i) management, operating, marketing, trading or other similar services agreements between and among the Company and its Affiliates in existence on the Closing Date and (ii) any transaction which is on terms that are no less favorable to the Company or the relevant Subsidiary Guarantor than those that would have been obtained in a comparable arm's-length transaction by the Company or such Subsidiary Guarantor with an unrelated Person.

SECTION 4.13        LIMITATION ON LIENS

                  The Company shall not, and shall not permit any of the Subsidiary Guarantors to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, other than Permitted Liens.

                  The provisions of the first paragraph of this Section 4.13 shall not apply to the incurrence of any of the following types of Liens (collectively, "PERMITTED LIENS"):

                  (a) Liens existing on the Closing Date;

                  (b) Liens created under the Security Documents;

                  (c) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; PROVIDED that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

                  (d) Liens for taxes, assessments or governmental charges or levies that are not yet delinquent and remain payable without penalty or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; PROVIDED that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

                  (e) Liens that are incidental to the business of the Company and the Subsidiary Guarantors, are not for borrowing money and are not material, taken as a whole, to the business of the Company and the Subsidiary Guarantors; and

                  (f) Liens to secure Indebtedness permitted under clauses
         (c), (d), (f), (g), (h), (i), (j), (n) and (o) of Section 4.9 hereof.

SECTION 4.14        LIMITATION ON BUSINESS ACTIVITIES

                  The Company shall not, nor shall it permit any Subsidiary Guarantor to, engage in any business or conduct any activities other than the ownership and operation of the Facilities, any expansion of facilities or improvements thereto, and matters reasonably incidental thereto. Notwithstanding the previous sentence, the Company and the Subsidiary Guarantors may enter into fuel procurement or sales, purchases or exchanges related to physical or financial capacity, energy and emissions credits related to the Facilities, so long as such activities are not for speculative purposes.

SECTION 4.15        MAINTENANCE OF EXISTENCE

                  The Company shall, and shall cause each of the Subsidiary Guarantors to, at all times (i) maintain their respective existence in good standing under the laws of their respective jurisdictions of organization and
(ii) maintain and renew all of their respective rights, powers, privileges and franchises except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.16        PAYMENTS FOR CONSENT

                  The Company shall not, and shall not permit any of the Subsidiary Guarantors to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Bonds for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Bonds unless such consideration is offered to be paid or is paid to all Holders of the Bonds that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17        COMPLIANCE WITH LAWS

                  The Company shall, and shall cause each of the Subsidiary Guarantors to, comply with all applicable laws, acts, rules, regulations, permits, orders and requirements of any legislative, executive, administrative or judicial body relating to the Company and the Subsidiary Guarantors, except where (i) the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) the Company is disputing in good faith any such law, act, rule, regulation, permit, order or requirement and (A) the Company has established or accrued adequate cash reserves in accordance with GAAP or provided other appropriate assurances against any liabilities arising from such dispute and (B) the Company's action to dispute such law, act, rule, regulation, permit, order or requirement could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.18        GOVERNMENT APPROVALS

                  The Company shall, and shall cause each of the Subsidiary Guarantors to, obtain and maintain in full force and effect all governmental approvals required under applicable laws to be obtained by or on behalf of the Company and the Subsidiary Guarantors to conduct their respective businesses pursuant to and perform their obligations under the Financing Documents to which each of them is a party, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.19        MAINTENANCE OF PROPERTY; INSURANCE

                  The Company shall cause EME Homer City to (i) keep and maintain all property useful and necessary in its business in good working order and condition consistent with Prudent Industry Practice and (ii) maintain good and valid title to its properties and assets (subject to no Liens other than Permitted Liens), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  The Company shall cause EME Homer City to maintain with financially sound and reputable insurance companies, insurance for such amounts against such risks, loss, damage and liability as are customarily insured against by other enterprises of like size and type as that of the Facilities, subject to the availability of such coverage on commercially reasonable terms, all on terms and conditions which are in accordance with Prudent Industry Practice.

SECTION 4.20        BOND DEBT SERVICE RESERVE ACCOUNT

                  The Company shall establish and, so long as any Bonds remain outstanding, maintain with the Collateral Agent the Bond Debt Service Reserve Account for application pursuant to the Security Deposit Agreement. On the Closing Date and on any date on which a Restricted Payment is made pursuant to
Section 4.7, the required balance of the Bond Debt Service Reserve Account (the "BOND DEBT SERVICE RESERVE REQUIREMENT") on such date of determination will be 100% of the projected debt service on the Bonds for the succeeding six-month period, and may be satisfied by one or a combination of the following: (i) cash;
(ii) a letter of credit issued by a bank or trust company that constitutes Acceptable Credit Support; or (iii) a guarantee of the Company's obligations with respect to the Bond Debt Service Reserve Requirement for the Bonds, in the form set forth as Exhibit D hereto, made by EME in favor of the Collateral Agent for the benefit of the Holders (so long as such guarantee constitutes Acceptable Credit Support).

SECTION 4.21        PERFECTION OF SECURITY INTERESTS

                  The Company shall, and shall cause each of the Subsidiary Guarantors to, preserve the security interests granted under the Security Documents and undertake all actions which are necessary or appropriate in the reasonable judgment of the Trustee to (a) maintain the security interest of the Collateral Agent in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Company's rights and title and the rights of the Collateral Agent to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payments of fees and other charges and the issuance of supplemental documentation for such purposes.


                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.1 LIMITATION ON MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS

         (a) The Company shall not, directly or indirectly, consolidate or merge with or into any other person (whether or not the Company is the surviving corporation), or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets in one or a series of transactions, to any Person or Persons, except that the Company may consolidate with or merge into any other Person so long as (i) the Company is the surviving corporation and (ii) both immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, the Company may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company; PROVIDED that the amount of Indebtedness of the Company and the Subsidiary Guarantors is not increased thereby; and PROVIDED, FURTHER that the successor assumes all obligations of the Company under the Indenture and the Registration Rights Agreement.

         (b) The Company shall not permit any of the Subsidiary Guarantors to, directly or indirectly, consolidate or merge with or into any other Person (whether or not or such Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets in one or a series of transactions, to any Person or Persons, other than a merger with or into the Company or, in the case of any wholly-owned Subsidiary, a merger with or into any other wholly-owned Subsidiary, a merger of any other wholly-owned Subsidiary into such wholly-owned Subsidiary or a transfer or disposition of substantially all of its properties or assets to the Company or any other wholly-owned Subsidiary.

SECTION 5.2         SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1(a) hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Bonds except in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company on a combined basis that meets the requirements of Section 5.1(a) hereof.

                                   ARTICLE 6.
                               EVENTS OF DEFAULT



SECTION 6.1         EVENTS OF DEFAULT

                  Each of the following shall constitute an Event of Default hereunder:

                  (a) default for 15 days in the payment when due of any principal of, premium, if any, or interest on the Bonds;

                  (b) failure by the Company or any of the Subsidiary
         Guarantors to comply with the provisions described above under Sections 4.7, 4.9, 4.10, 4.11, 4.13, 4.14, 4.15, or 5.1, and such failure shall continue uncured for 30 or more days from the date an authorized officer of the Company receives actual notice thereof;

                  (c) failure by the Company or any of the Subsidiary
         Guarantors to comply with any of its other agreements in the Indenture, the Bonds or the Security Documents and such failure shall continue uncured for 60 or more days from the date an authorized officer of the Company receives actual notice thereof (or to the extent such Default is curable but cannot be cured within such 60 day period, so long as the Company provides an Officer's Certificate to the Trustee stating that it is diligently pursuing a cure, such longer period of time which may be necessary in good faith to cure the same, but in no event to exceed 90 days);

                  (d) the occurrence of a Change of Control;

                  (e) any portion of the security interests granted under the Security Documents ceasing to be a senior security interest in full force and effect, which cessation has a Material Adverse Effect; PROVIDED that the Company shall have 10 days to cure any such cessation;

                  (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Subsidiary Guarantors (or the payment of which is guaranteed by the Company or any of the Subsidiary Guarantors) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates without duplication $15 million or more;

                  (g) failure by the Company or any of the Subsidiary
         Guarantors to pay final, non-appealable judgments aggregating in excess of $15 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 90 days; (h)ab the Company or any of the Subsidiary Guarantors pursuant to or within the meaning of Bankruptcy
         Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a custodian of
                  it or for all or substantially all of its property,

                           (iv) make a general assignment for the benefit of
                  its creditors, or

                           (v) generally is not paying its debts as they
                  become due; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of the Subsidiary Guarantors in an involuntary case;

                  (ii) appoints a custodian of the Company or any of the Subsidiary Guarantors or for all or substantially all of the property of the Company or any of the Subsidiary Guarantors; or

                  (iii) orders the liquidation of the Company or any of the Subsidiary Guarantors; and, in which case, the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2         ACCELERATION

                  If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee may, and upon written direction of the Holders of at least 33-1/3% (in the case of any Event of Default specified in clause (a) of Section 6.1 hereof) or 50% (in the case of any other Event of Default) in principal amount of the then outstanding Bonds shall, declare, by written notice to the Company, all the Bonds to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.1 hereof occurs with respect to the Company or any Subsidiary Guarantor, all outstanding Bonds shall be due and payable without further action or notice. Holders of the Bonds may not enforce this Indenture or the Bonds except as provided in this Indenture. The Trustee may withhold from

Holders of the Bonds notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Bonds by notice to the Trustee may on behalf of the Holders of all of the Bonds rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  The Holders of a majority (or, with respect to the Event of Default specified in clause (d) of Section 6.1 hereof, 66-2/3%) in aggregate principal amount of the Bonds then outstanding by notice to the Trustee may on behalf of the Holders of all of the Bonds waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Bonds (including in connection with an offer to purchase) and
(ii) an Event of Default specified in clause (h) or (i) of Section 6.1 hereof.

SECTION 6.3         OTHER REMEDIES

                  Subject to the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee, in its sole discretion, may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Bonds or to enforce the performance of any provision of the Bonds or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Bond in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4         WAIVER OF PAST DEFAULTS

                  Upon any waiver of any existing Default or Event of Default pursuant to the second paragraph of Section 6.2, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5         CONTROL BY MAJORITY

                  Holders of a majority in principal amount of the then outstanding Bonds may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Bonds or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

SECTION 6.6         LIMITATION ON SUITS

         A Holder of a Bond may pursue a remedy with respect to this Indenture or the Bonds only if:

         (a) the Holder of a Bond gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of a majority in principal amount of the then outstanding Bonds make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Bond or Holders of Bonds offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security and indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Bonds do not give the Trustee a direction inconsistent with the request.

         A Holder of a Bond may not use this Indenture to prejudice the rights of another Holder of a Bond or to obtain a preference or priority over another Holder of a Bond.

SECTION 6.7         RIGHTS OF HOLDERS OF BONDS TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Bond, which is absolute and unconditional, to receive payment of principal, premium, if any, and interest on the Bond, on or after the respective due dates expressed in the Bond (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, or the obligation of the Company, which is also absolute and unconditional, to pay the principal of, premium, if any, and interest on the Bond to such Holder at the time and place set forth in the Bond, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8         COLLECTION SUIT BY TRUSTEE

                  If an Event of Default specified in Section 6.1(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Bonds and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9         TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Bonds allowed in any judicial proceedings relative to the Company (or any other obligor upon the Bonds), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture. To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10        PRIORITIES

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         FIRST: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         SECOND: to Holders of Bonds for amounts due and unpaid on the Bonds for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium, if any, and interest, respectively; and

         THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Bonds pursuant to this Section 6.10.

SECTION 6.11        FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Bond pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Bonds.

                                   ARTICLE 7.
                                    TRUSTEE


SECTION 7.1         DUTIES OF TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered and, if requested, provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2         RIGHTS OF TRUSTEE

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. (e)ab Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered and, if requested, provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) No permissive right of the Trustee to act hereunder shall be construed as a duty.

         (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate, an Opinion of Counsel, or both.

SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4         TRUSTEES DISCLAIMER

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Bonds or the Registration Rights Agreement; it shall not be accountable for the Company's use of the proceeds from the Bonds or any money paid to the Company or upon the Company's direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Bonds or any other document in connection with the sale of the Bonds or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5         NOTICE OF DEFAULTS

                  If a Default or an Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Company) mail to Holders of Bonds a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Bond, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Bonds.

SECTION 7.6         REPORTS BY TRUSTEE TO HOLDERS OF THE BONDS

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Bonds remain outstanding, the Trustee shall (at the expense of the Company) mail to the Holders of the Bonds a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Bonds shall be mailed to the Company and filed with the Commission and each stock exchange on which the Bonds are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Bonds are listed on any stock exchange.

SECTION 7.7         COMPENSATION AND INDEMNITY

                  The Company agrees to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Company, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and reasonable expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with, relating to, or arising out of (i) the exercise or performance of any of its powers or duties hereunder, or in connection herewith, and (ii) the validity, invalidity, adequacy or inadequacy of this Indenture, the Bonds or the Registration Rights Agreement, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company to the Trustee under this Indenture shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Bonds on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Bonds. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.8         REPLACEMENT OF TRUSTEE

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Bonds of a majority in principal amount of the then outstanding Bonds may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may by a Board Resolution remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting as trustee hereunder.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Bonds may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Bonds of at least 10% in principal amount of the then outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after receiving a written request by any Holder of a Bond who has been a BONA FIDE Holder of a Bond for at least six months, fails to comply with Section 7.10, such Holder of a Bond may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Bonds. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9         SUCCESSOR TRUSTEE BY MERGER, ETC

                  If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

SECTION 7.10        ELIGIBILITY; DISQUALIFICATION

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11        PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12        OTHER CAPACITIES

                  All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as any Agent.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1         OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANTDEFEASANCE

                  The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Bonds upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2         LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Bonds on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Bonds, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Bonds and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Bonds to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Bonds when such payments are due, (b) the Company's obligations with respect to such Bonds under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Company's obligations in connection therewith, including, without limitation, Article 7 and

Section 8.5 and 8.7 hereunder, and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3         COVENANT DEFEASANCE

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3 (except for the second to last paragraph thereto), 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19, 4.20, 4.21 and 5.1
hereof with respect to the outstanding Bonds on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Bonds shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder (it being understood that such Bonds shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Bonds, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Bonds shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(d) through 6.1(g) hereof shall not constitute Events of Default.

SECTION 8.4         CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Bonds:

In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Bonds, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Bonds on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Bonds are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.1(h) or 6.1(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any other Financing Document) to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Bonds over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "TRUSTEE") pursuant to Section 8.4 hereof in respect of the outstanding Bonds shall be held in trust and applied by the Trustee, in accordance with the provisions of such Bonds and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Bonds of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Bonds.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6         REPAYMENT TO COMPANY

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on any Bond and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Bond shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7         REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Bonds shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Bond following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Bonds to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.1         WITHOUT CONSENT OF HOLDERS OF BONDS

                  Notwithstanding Section 9.2 of this Indenture, subject to the Intercreditor Agreement, the Company and the Trustee may amend or supplement this Indenture, the Bonds or any Financing Document without the consent of any Holder of a Bond:

         (a) to cure any ambiguity, omission, defect or inconsistency;

         (b) to provide for uncertificated Bonds in addition to or in place of certificated Bonds or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not adversely affect any Holder;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Bonds by a successor to the Company pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights hereunder of any Holder of the Bonds; or

         (e) to make any newly created or acquired Subsidiary of the Company a party to the Security Documents to comply with clause (i) of Section 4.8;

         (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture or any Security Document under the TIA.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2         WITH CONSENT OF HOLDERS OF BONDS

                  Except as provided below in this Section 9.2, subject to the Intercreditor Agreement, the Company and the Trustee may amend or supplement this Indenture and the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Bonds then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Bonds), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on the Bonds, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Bonds). Section 2.8 hereof shall determine which Bonds are considered to be "outstanding" for purposes of this Section 9.2.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Bonds as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Bonds under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Bonds affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Bonds then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Bonds. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Bonds held by a non-consenting Holder):

         (a) reduce the principal amount of Bonds whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Bond or alter or waive any of the provisions with respect to the redemption of the Bonds;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Bond;

         (d) waive a Default or an Event of Default in the payment of principal of, premium, if any, or interest on the Bonds (except a rescission of acceleration of the Bonds by the Holders of at least 66-2/3% in aggregate principal amount of the then outstanding Bonds and a waiver of the payment Default that resulted from such acceleration);

         (e) make any Bond payable in money other than that stated in the Bonds;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Bonds to receive payments of principal of, premium, if any, or interest on the Bonds;

         (g) waive a redemption payment with respect to any Bond; or

         (h) make any change in the foregoing amendment and waiver provisions.

SECTION 9.3         COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Bonds shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4         REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Bond is a continuing consent by the Holder of a Bond and every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder's Bond, even if notation of the consent is not made on any Bond. However, any such Holder of a Bond or subsequent Holder of a Bond may revoke the consent as to its Bond if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5         NOTATION ON OR EXCHANGE OF BONDS

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Bond thereafter authenticated. The Company in exchange for all Bonds may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Bonds that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Bond shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6         TRUSTEE TO SIGN AMENDMENTS, ETC

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.4 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10.
                                 MISCELLANEOUS

SECTION 10.1        TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 10.2        NOTICES

                  Any notice or communication by the Company, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

                      If to the Company and/or any Subsidiary Guarantor:

                      Edison Mission Holdings Co.
                      18101 Von Karman Avenue
                      Suite 1700
                      Irvine, CA  92612-1046

                      Attention:  Treasurer
                      Facsimile:  949-752-5624

                      With a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      919 Third Avenue
                      New York, New York 10022
                      Attention:  Harold F. Moore, Esq.
                      Facsimile: 212-735-2000

                      If to the Trustee:

                      United States Trust Company of New York
                      114 West 47th Street
                      25th Floor
                      New York, New York 10036
                      Attention:  Corporate Trust Division
                      Facsimile:  212-852-1625

                  The Company, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee, which shall be effective only upon actual receipt thereof.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3        COMMUNICATION BY HOLDERS OF BONDS WITH OTHERHOLDERS OF BONDS

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Bonds. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 10.4        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if so requested by the Trustee:

         (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.5        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.6        RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7        NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                    EMPLOYEES AND SHAREHOLDERS

                  No director, officer, employee, incorporator, shareholder or Affiliate (other than the Subsidiary Guarantors and EME under the Financing Documents) of the Company, as such, shall have any liability for any obligations of the Company under the Bonds, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Bonds by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 10.8        GOVERNING LAW

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE BONDS.

SECTION 10.9        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10       SUCCESSORS

                  All agreements of the Company in this Indenture and the Bonds shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11       SEVERABILITY

                  In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12       COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13       TABLE OF CONTENTS, HEADINGS, ETC

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of May 27,1999



                                 EDISON MISSION HOLDINGS CO.


                                 By:  /s/ Steven D. Eisenberg
                                      -----------------------------
                                      Name:  Steven D. Eisenberg
                                      Title: Vice President



                                 UNITED STATES TRUST COMPANY OF
                                 NEW YORK, as Trustee


                                 By: /s/ Christopher J. Grell
                                     ------------------------------
                                     Name:  Christopher J. Grell
                                     Title: Assistant Vice President

                                   EXHIBIT A-1

                                 (FACE OF BOND)

    [INSERT THE GLOBAL BOND LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS
     OF THE INDENTURE] [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE
                  PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                                                          CUSIP/CINS ___________
         [8.137] [8.734]% SENIOR SECURED BOND DUE [2019] [2026]

No.______                                                            $__________

                           EDISON MISSION HOLDINGS CO.


promises to pay to__________________________________________________________

or registered assigns,

the principal sum of____________________________________________________________

Dollars in a series of installments as specified below with a final payment date
of   _________________.

Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

                           EDISON MISSION HOLDINGS CO.


                           BY:________________________
                             Name:
                             Title:

                           BY:________________________
                             Name:
                             Title:


This is one of the Global
Bonds referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:  _______________________                Dated: May 27 , 1999
Name:
Title:

                                     A-1-1

                                      A-1-2

                                 (BACK OF BOND)

              [8.137] [8734]% Senior Secured Bond due [2019] [2026]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Edison Mission Holdings Co. (the "COMPANY"), a California corporation, promises to pay interest on the principal amount of this Bond at [8.137] [8.734]% per annum from May 27, 1999 until maturity, as adjusted pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each a "PAYMENT DATE"). Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Bond is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; PROVIDED, FURTHER, that the first Payment Date shall be October 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. PRINCIPAL. The principal of this Bond shall be due and payable in consecutive semiannual installments on each Payment Date, commencing on April 1, 2004, and ending on the Payment Date for the final installment of principal set forth above, and each such installment of principal shall be in the amount, if any, set forth in Schedule 1 attached hereto in the column headed "Scheduled Principal Amount Payable" with respect to the date of such installment, PROVIDED that the final installment of principal shall be equal to the then unpaid principal balance of the Bond.

                  3. METHOD OF PAYMENT. The Company will pay interest or principal due on the Bonds (except defaulted interest) to the Persons who are registered Holders of Bonds at the close of business on the March 15 or September 15 next preceding the Payment Date, even if such Bonds are canceled after such record date and on or before such Payment Date, except as provided in
Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Bonds will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, and interest with respect to Bonds the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  4. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.



                                     A-1-3

                  5. INDENTURE. The Company issued the Bonds under an Indenture dated as of May 27, 1999, as amended or supplemented from time to time ("INDENTURE"), between the Company and the Trustee. The terms of the Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Bonds are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Series [A] [B] Bonds are obligations of the Company limited to [$___] million in aggregate principal amount.

                  6. OPTIONAL REDEMPTION. The Bonds shall be subject to optional redemption at any time at a Redemption Price equal to the outstanding principal amount of the Bonds to be redeemed plus all accrued and unpaid interest thereon to the Redemption Date, plus the Yield Maintenance Premium, if any.

                  7. MANDATORY REDEMPTION. The Bonds will be subject to mandatory redemption, ratably with all other Senior Debt in existence at such time, upon the occurrence of a Recovery Event with respect to the Facilities, other than with respect to amounts received by the Company and the Subsidiary Guarantors in connection with a Recovery Event for which the Company elects to restore or replace the asset or assets in respect of which such Recovery Event occurred and a Reinvestment Notice is provided to the Collateral Agent and the Trustee within 45 days of such Recovery Event (provided that, with respect to any Recovery Event of $50 million or more, the Independent Engineer shall have certified as to the reasonableness of the Company's repair and replacement plans as set forth in the Company's Reinvestment Notice relating to such Recovery Event). Any mandatory redemption of the Bonds will be without premium or penalty at a Redemption Price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Bonds are to be redeemed at its registered address. Bonds in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Bonds held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Bonds or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Bonds are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Bond or portion of a Bond selected for redemption, except for the unredeemed portion of any Bond being redeemed in part. Also, the Company need not exchange or register the transfer of any Bonds for a period of 15 days before a selection of Bonds to be redeemed or during the period between a record date and the next succeeding Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Bond may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Bonds voting as a single class, and any existing default or compliance with any provision of the Indenture or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds voting as a single class. Without the consent of any Holder


                                     A-1-4
of a Bond, the Indenture, the Bonds or any Financing Document may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Bonds in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights under the Indenture of any such Holder, to make any newly created or acquired Subsidiary of the Company a party to the Security Documents to comply with clause (i) of Section 4.8, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture or any Security Document under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if there is the occurrence of any of the following: (i) default for 15 days in the payment when due of any principal of, premium, if any, or interest on the Bonds,
(ii) failure by the Company or any of the Subsidiary Guarantors to comply with the provisions described under Sections 4.7, 4.9, 4.10, 4.11, 4.13, 4.14, 4.15, or 5.1 of the Indenture, and such failure shall continue uncured for 30 or more days from the date an authorized officer of the Company receives actual notice thereof, (iii) failure by the Company or any of the Subsidiary Guarantors to comply with any of its other agreements in the Indenture, the Bonds or the Security Documents and such failure shall continue uncured for 60 or more days from the date an authorized officer of the Company receives actual notice thereof (or to the extent such Default is curable but cannot be cured within such 60 day period, so long as the Company provides an Officer's Certificate to the Trustee stating that it is diligently pursuing a cure, such longer period of time which may be necessary in good faith to cure the same, but in no event to exceed 90 days), (iv) the occurrence of a Change of Control, (v) any portion of the security interests granted under the Security Documents ceasing to be a senior security interest in full force and effect, which cessation has a Material Adverse Effect; PROVIDED that the Company shall have 10 days to cure any such cessation, (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Subsidiary Guarantors (or the payment of which is guaranteed by the Company or any of the Subsidiary Guarantors) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates without duplication $15 million or more, (vii) failure by the Company or any of the Subsidiary Guarantors to pay final, non-appealable judgments aggregating in excess of $15 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 90 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee may, and upon the written direction of the Holders of at least 33-1/3% (in the case of any Event of Default specified in clause (i) above) or 50% (in the case of any other Event of Default) in principal amount of the then outstanding Bonds shall, declare all the Bonds to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Subsidiary Guarantor, all outstanding Bonds shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Bonds may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Bonds notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority (or, with respect to an Event of Default specified in clause (iv) above, 66-2/3) in aggregate principal amount of the Bonds then outstanding by written notice to the Trustee may on behalf of the Holders


                                     A-1-5
of all of the Bonds waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Bonds.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, shareholder or Affiliate (other than the Subsidiary Guarantors and EME) of the Company, as such, shall have any liability for any obligations of the Company under the Bonds, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Bonds. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  15. AUTHENTICATION. This Bond shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL BONDS AND RESTRICTED DEFINITIVE BONDS. In addition to the rights provided to Holders of Bonds under the Indenture, Holders of Restricted Global Bonds and Restricted Definitive Bonds shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of May 27, 1999, among the Company, the Subsidiary Guarantors and Lehman Brothers Inc. (the "REGISTRATION RIGHTS AGREEMENT").

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Bonds and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  19. GUARANTEES AND SECURITY. This Bond will be entitled to the benefits of certain guarantees made and certain security interests created for the benefit of the Holders and holders of other senior indebtedness of the Company. Reference is hereby made to the Security Documents for a statement of the security interests granted therein and the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                      Edison Mission Holdings Co.
                      18101 Von Karman Avenue
                      Suite 1700
                      Irvine, CA  92612-1046
                      Attention:  Treasurer


                                     A-1-6

                      Facsimile:  949-752-5624

                  20. COUNTERPARTS. This Bond may be executed by one or more of the parties to this Bond on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  21. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS BOND.


                                     A-1-7

                   SCHEDULE OF SCHEDULED PAYMENTS OF PRINCIPAL

                 [Attach the following table for Series A Bonds]


                PRINCIPAL PAYMENT DATES                               PERCENTAGE OF ORIGINAL PRINCIPAL
                                                                      AMOUNT PAYABLE ON EACH PRINCIPAL
                                                                                PAYMENT DATE
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2004                                          1.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2005                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2006                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2007                                          2.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2008                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2009                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2010                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2011                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2012                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2013                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2014                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2015                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2016                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2017                                          5.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2018                                          5.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2019                                          3.500%
=======================================================  ===========================================================



                                     A-1-8

                 [Attach the following table for Series B Bonds]



                PRINCIPAL PAYMENT DATES                               PERCENTAGE OF ORIGINAL PRINCIPAL
                                                                      AMOUNT PAYABLE ON EACH PRINCIPAL
                                                                                PAYMENT DATE
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2004                                          0.055%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2005                                          0.480%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2006                                          0.590%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2007                                          0.375%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2008                                          0.375%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2009                                          0.415%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2010                                          1.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2011                                          1.750%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2012                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2013                                          1.250%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2014                                          1.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2015                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2016                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2017                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2018                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2019                                          2.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2020                                          3.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2021                                          3.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2022                                          3.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2023                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2024                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2025                                          5.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2026                                          6.210%
=======================================================  ===========================================================




                                     A-1-9

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:_____________________

                              Your signature:___________________________________
                              (Sign exactly as your name appears on the face of this Bond)

                              Tax Identification No.:___________________________


                              SIGNATURE GUARANTEE:

                              ___________________

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-1-10

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND(1)

                  The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:


                                                                            Principal Amount
                                Amount of          Amount of increase      of this Global Bond         Signature of
                               decrease in            in Principal           following such         authorized officer
                            Principal Amount         Amount of this           decrease (or             of Trustee or
Date of Exchange           of this Global Bond         Global Bond              Increase)                Custodian
----------------           -------------------       ---------------        -------------              -------------










--------
(1) THIS SHOULD BE INCLUDED ONLY IF THE BOND IS ISSUED IN GLOBAL FORM.


                                     A-1-11

                                   EXHIBIT A-2

                  (FACE OF REGULATION S TEMPORARY GLOBAL BOND)

                  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

  [INSERT THE GLOBAL BOND LEGEND, PURSUANT TO THE PROVISIONS OF THE INDENTURE]
     [INSERT THE PRIVATE PLACEMENT LEGEND, PURSUANT TO THE PROVISIONS OF THE
                                   INDENTURE]


                                     A-2-1

                                                          CUSIP/CINS ___________
             [8.137] [8.734]% SENIOR SECURED BOND DUE [2019] [2026]

No.______                                                            $__________

                           EDISON MISSION HOLDINGS CO.


promises to pay to__________________________________________________________

or registered assigns,

         the principal sum of___________________________________________________

Dollars in a series of installments as specified below with a final payment date of _____________________________________________________________________________

Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

                                    EDISON MISSION HOLDINGS CO.


                                    BY:________________________
                                        Name:
                                        Title:

                                    BY:________________________
                                        Name:
                                        Title:


This is one of the Global
Bonds referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:  _______________________                         Dated: May 27, 1999
Name:
Title:



                                     A-2-2

                  (BACK OF REGULATION S TEMPORARY GLOBAL BOND)

             [8.137] [8.734]% Senior Secured Bond due [2019] [2026]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Edison Mission Holdings Co. (the "COMPANY"), a California corporation, promises to pay interest on the principal amount of this Bond at [8.137] [8.734]% per annum from May 27, 1999 until maturity, as adjusted pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each a "PAYMENT DATE"). Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing default in the payment of interest, and if this Bond is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; PROVIDED, FURTHER, that the first Payment Date shall be October 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Until this Regulation S Temporary Global Bond is exchanged for one or more Regulation S Permanent Global Bonds, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Bond shall in all other respects be entitled to the same benefits as other Bonds under the Indenture.

                  2. PRINCIPAL. The principal of this Bond shall be due and payable in consecutive semiannual installments on each Payment Date, commencing on April 1, 2004, and ending on the Payment Date for the final installment of principal set forth above, and each such installment of principal shall be in the amount, if any, set forth in Schedule 1 attached hereto in the column headed "Scheduled Principal Amount Payable" with respect to the date of such installment, PROVIDED that the final installment of principal shall be equal to the then unpaid principal balance of the Bond.

                  3. METHOD OF PAYMENT. The Company will pay interest or principal due on the Bonds (except defaulted interest) to the Persons who are registered Holders of Bonds at the close of business on the March 15 or September 15 next preceding the Payment Date, even if such Bonds are canceled after such record date and on or before such Payment Date, except as provided in
Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Bonds will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, and interest with respect to Bonds the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


                                     A-2-3

                  4. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  5. INDENTURE. The Company issued the Bonds under an Indenture dated as of May 27, 1999, as amended or supplemented from time to time ("INDENTURE"), between the Company and the Trustee. The terms of the Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Bonds are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Series [A] [B] Bonds are obligations of the Company limited to [$___] million in aggregate principal amount.

                  6. OPTIONAL REDEMPTION. The Bonds shall be subject to optional redemption at any time at a Redemption Price equal to the outstanding principal amount of the Bonds to be redeemed plus all accrued and unpaid interest thereon to the Redemption Date, plus the Yield Maintenance Premium, if any.

                  7. MANDATORY REDEMPTION. The Bonds will be subject to mandatory redemption, ratably with all other Senior Debt in existence at such time, upon the occurrence of a Recovery Event with respect to the Facilities, other than with respect to amounts received by the Company and the Subsidiary Guarantors in connection with a Recovery Event for which the Company elects to restore or replace the asset or assets in respect of which such Recovery Event occurred and a Reinvestment Notice is provided to the Collateral Agent and the Trustee within 45 days of such Recovery Event (provided that, with respect to any Recovery Event of $50 million or more, the Independent Engineer shall have certified as to the reasonableness of the Company's repair and replacement plans as set forth in the Company's Reinvestment Notice relating to such Recovery Event). Any mandatory redemption of the Bonds will be without premium or penalty at a Redemption Price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Bonds are to be redeemed at its registered address. Bonds in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Bonds held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Bonds or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Bonds are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Bond or portion of a Bond selected for redemption, except for the unredeemed portion of any Bond being redeemed in part. Also, the Company need not exchange or register the transfer of any Bonds for a period of 15 days before a selection of Bonds to be redeemed or during the period between a record date and the next succeeding Payment Date.

                  This Regulation S Temporary Global Bond is exchangeable in whole or in part for one or more Global Bonds only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable)



                                     A-2-4
required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Bond for one or more Global Bonds, the Trustee shall cancel this Regulation S Temporary Global Bond.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Bond may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Bonds voting as a single class, and any existing default or compliance with any provision of the Indenture or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds voting as a single class. Without the consent of any Holder of a Bond, the Indenture, the Bonds or any Financing Document may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Bonds in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Bonds or that does not adversely affect the legal rights under the Indenture of any such Holder, to make any newly created or acquired Subsidiary of the Company a party to the Security Documents to comply with clause (i) of Section 4.8, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture or any Security Document under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if there is the occurrence of any of the following: (i) default for 15 days in the payment when due of any principal of, premium, if any, or interest on the Bonds,
(ii) failure by the Company or any of the Subsidiary Guarantors to comply with the provisions described under Sections 4.7, 4.9, 4.10, 4.11, 4.13, 4.14, 4.15, or 5.1 of the Indenture, and such failure shall continue uncured for 30 or more days from the date an authorized officer of the Company receives actual notice thereof, (iii) failure by the Company or any of the Subsidiary Guarantors to comply with any of its other agreements in the Indenture, the Bonds or the Security Documents and such failure shall continue uncured for 60 or more days from the date an authorized officer of the Company receives actual notice thereof (or to the extent such Default is curable but cannot be cured within such 60 day period, so long as the Company provides an Officer's Certificate to the Trustee stating that it is diligently pursuing a cure, such longer period of time which may be necessary in good faith to cure the same, but in no event to exceed 90 days), (iv) the occurrence of a Change of Control, (v) any portion of the security interests granted under the Security Documents ceasing to be a senior security interest in full force and effect, which cessation has a Material Adverse Effect; PROVIDED that the Company shall have 10 days to cure any such cessation, (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Subsidiary Guarantors (or the payment of which is guaranteed by the Company or any of the Subsidiary Guarantors) whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates without duplication $15 million or more, (vii) failure by the Company or any of the Subsidiary Guarantors to pay final, non-appealable judgments aggregating in excess of $15 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 90 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of the Subsidiary Guarantors. If any Event of Default occurs and is continuing, the Trustee may, and upon the written direction of the Holders of at least 33-1/3% (in the case of any Event of Default specified in clause (i) above) or 50% (in the case of any other Event of Default) in principal amount of the then



                                     A-2-5
outstanding Bonds shall, declare all the Bonds to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Subsidiary Guarantor, all outstanding Bonds shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Bonds may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Bonds notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority (or, with respect to an Event of Default specified in clause (iv) above, 66-2/3) in aggregate principal amount of the Bonds then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Bonds waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Bonds.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder or Affiliate (other than the Subsidiary Guarantors and EME) of the Company, as such, shall have any liability for any obligations of the Company under the Bonds, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Bonds. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  15. AUTHENTICATION. This Bond shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL BONDS AND RESTRICTED DEFINITIVE BONDS. In addition to the rights provided to Holders of Bonds under the Indenture, Holders of Restricted Global Bonds and Restricted Definitive Bonds shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of May 27, 1999, among the Company, the Subsidiary Guarantors and Lehman Brothers Inc. (the "REGISTRATION RIGHTS AGREEMENT").

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Bonds and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  19. GUARANTEES AND SECURITY. This Bond will be entitled to the benefits of certain guarantees made and certain security interests created for the benefit of the Holders and holders of other senior indebtedness of the Company. Reference is hereby made to the Security Documents for a statement of the security interests granted therein and the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors.


                                     A-2-6

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                      Edison Mission Holdings Co.
                      18101 Von Karman Avenue
                      Suite 1700
                      Irvine, CA  92612-1046
                      Attention:  Treasurer
                      Facsimile:  949-752-5624

                  20. COUNTERPARTS. This Bond may be executed by one or more of the parties to this Bond on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  21. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS BOND.


                                     A-2-7

                   SCHEDULE OF SCHEDULED PAYMENTS OF PRINCIPAL

                 [Attach the following table for Series A Bonds]


                PRINCIPAL PAYMENT DATES                               PERCENTAGE OF ORIGINAL PRINCIPAL
                                                                      AMOUNT PAYABLE ON EACH PRINCIPAL
                                                                                PAYMENT DATE
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2004                                          1.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2005                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2006                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2007                                          2.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2008                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2009                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2010                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2011                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2012                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2013                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2014                                          3.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2015                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2016                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2017                                          5.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2018                                          5.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2019                                          3.500%
=======================================================  ===========================================================



                                     A-2-8

                 [Attach the following table for Series B Bonds]


                PRINCIPAL PAYMENT DATES                               PERCENTAGE OF ORIGINAL PRINCIPAL
                                                                      AMOUNT PAYABLE ON EACH PRINCIPAL
                                                                                PAYMENT DATE
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2004                                          0.055%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2005                                          0.480%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2006                                          0.590%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2007                                          0.375%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2008                                          0.375%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2009                                          0.415%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2010                                          1.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2011                                          1.750%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2012                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2013                                          1.250%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2014                                          1.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2015                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2016                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2017                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2018                                          2.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2019                                          2.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2020                                          3.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2021                                          3.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2022                                          3.500%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2023                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2024                                          4.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2025                                          5.000%
-------------------------------------------------------  -----------------------------------------------------------
              April 1 and October 1, 2026                                          6.210%
=======================================================  ===========================================================



                                     A-2-9

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:__________________

                              Your signature:___________________________________
                              (Sign exactly as your name appears on the face of this Bond)

                              Tax Identification No.:___________________________


                              SIGNATURE GUARANTEE:

                              ___________________


                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                     A-2-10

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL BOND

                  The following exchanges of a part of this Regulation S Temporary Global Bond for an interest in another Global Bond, or of other Restricted Global Bonds for an interest in this Regulation S Temporary Global Bond, have been made:


                                                                            Principal Amount
                                Amount of          Amount of increase      of this Global Bond         Signature of
                               decrease in            in Principal           following such         authorized officer
                            Principal Amount         Amount of this           decrease (or            of Trustee or
Date of Exchange           of this Global Bond         Global Bond              Increase)                Custodian
----------------           -------------------       ---------------        -------------            -------------







                                     A-2-11

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Edison Mission Holdings Co.
18101 Von Karman Avenue
Suite 1700
Irvine, CA  92612-1046
Attention:  Treasurer

United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York 10036
Attention: Corporate Trust Division


                  Re:   [8.137] [8.734]% SENIOR SECURED BONDS DUE [2019] [2026]

                  Reference is hereby made to the Indenture, dated as of May 27, 1999 (the "INDENTURE"), between Edison Mission Holdings Co. (the "COMPANY"), and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________ (the "TRANSFEROR") owns and proposes to transfer the Bond[s] or interest in such Bond[s] specified in Annex A hereto, in the principal amount of $____ in such Bond[s] or interests (the "TRANSFER"), to ______ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL BOND OR A DEFINITIVE BOND PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Bond is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Bond for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL BOND, THE REGULATION S GLOBAL BOND OR A DEFINITIVE BOND PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United

States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Bond, the Temporary Regulation S Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE BOND PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Bonds and Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) / /such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) / /such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) / /such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) / /such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Bond or Restricted Definitive Bonds and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee and (2) if such Transfer is in respect of a principal amount of Bonds at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Bonds and in the Indenture and the Securities Act.

4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL BOND OR OF AN UNRESTRICTED DEFINITIVE BOND.

                  (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds and the Restricted Definitive Bonds and in the Indenture.

                  (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds and the Restricted Definitive Bonds and in the Indenture.

                  (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds and the Restricted Definitive Bonds and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ___________________________
                                        [Insert Name of Transferor]

                                        By:________________________
                                        Name:
                                        Title:

Dated:___________,_____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)       / / a beneficial interest in the:

                  (i)    / /144A Global Bond (CUSIP _____), or

                  (ii)   / /Regulation S Global Bond (CUSIP _____), or

         (b)       a Restricted Definitive Bond.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)       / / a beneficial interest in the:

                  (i)    / /144A Global Bond (CUSIP _____), or

                  (ii)   / /Regulation S Global Bond (CUSIP _____), or

                  (iii)  / /Unrestricted Global Bond (CUSIP _____); or

         (b)       / / a Restricted Definitive Bond; or

         (c)       / / an Unrestricted Definitive Bond,

                   in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Edison Mission Holdings Co.
18101 Von Karman Avenue
Suite 1700
Irvine, CA  92612-1046
Attention:  Treasurer

United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York 10036
Attention: Corporate Trust Division


                  Re:   [8.137] [8.734]% SENIOR SECURED BONDS DUE [2019] [2026]

                  Reference is hereby made to the Indenture, dated as of May 27, 1999 (the "INDENTURE"), between Edison Mission Holdings Co. (the "COMPANY") and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ________________ (the "OWNER") owns and proposes to exchange the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of $______ in such Bond[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE BONDS OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL BOND FOR UNRESTRICTED DEFINITIVE BONDS OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL BOND

                  (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL BOND TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL BOND. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a beneficial interest in an Unrestricted Global Bond in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL BOND TO UNRESTRICTED DEFINITIVE BOND. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE BOND TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL BOND. In connection with the Owner's Exchange of a Restricted Definitive Bond for a beneficial interest in an Unrestricted Global Bond, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE BOND TO UNRESTRICTED DEFINITIVE BOND. In connection with the Owner's Exchange of a Restricted Definitive Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Unrestricted Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE BONDS OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL BONDS FOR RESTRICTED DEFINITIVE BONDS OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL BONDS

                  (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL BOND TO RESTRICTED DEFINITIVE BOND. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a Restricted Definitive Bond with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Bond is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Bond issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Bond and in the Indenture and the Securities Act.

                  (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE BOND TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL BOND. In connection with the Exchange of the Owner's Restricted Definitive Bond for a beneficial interest in the [CHECK ONE] 144A Global Bond, Regulation S Global Bond with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Bond and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                _______________________
                                                [Insert Name of Owner]

                                                By:____________________
                                                    Name:
                                                    Title:

Dated:__________,______

                                    EXHIBIT D
                   FORM OF BOND DEBT SERVICE RESERVE GUARANTEE


              [TO COME--CONFORMED FROM CREDIT AGREEMENT GUARANTEE]

                             CROSS-REFERENCE TABLE*


Trust Indenture Act Section                                    Indenture Section

310(a)(1)..................................................................7.10
     (a)(2)................................................................7.10
     (a)(3).................................................................N.A.
     (a)(4).................................................................N.A.
     (a)(5)................................................................7.10
     (b)...................................................................7.10
     (c)....................................................................N.A.
311(a).....................................................................7.11
     (b)...................................................................7.11
     (c)....................................................................N.A.
312(a)......................................................................2.5
     (b)...................................................................10.3
     (c)...................................................................10.3
313(a)......................................................................7.6
     (b)(1).................................................................7.7
     (b)(2).................................................................7.7
     (c)....................................................................7.6
                                                                           10.2
     (d)....................................................................7.6
314(a)......................................................................4.3;
                                                                           10.2
     (b)....................................................................N.A.
     (c)(1)................................................................10.4
     (c)(2)................................................................10.4
     (c)(3).................................................................N.A.
     (e)...................................................................10.5
     (f)....................................................................N.A.
315(a)......................................................................7.1
     (b)....................................................................7.5
                                                                           10.2
     (c)....................................................................7.1
     (d)....................................................................7.1
     (e)...................................................................6.11
316(a)(last sentence).......................................................2.9
     (a)(1)(A)..............................................................6.5
     (a)(1)(B)..............................................................6.4
     (a)(2).................................................................N.A.
     (b)....................................................................6.7
     (c)...................................................................2.12
317(a)(1)...................................................................6.8
     (a)(2).................................................................6.9
     (b)....................................................................2.4
318(a).....................................................................10.1
     (b)....................................................................N.A.
     (c)...................................................................10.1


N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------





                           EDISON MISSION HOLDINGS CO.




                $300,000,000 8.137% SENIOR SECURED BONDS DUE 2019

                $530,000,000 8.734% SENIOR SECURED BONDS DUE 2026



                                    INDENTURE




                            Dated as of May 27, 1999





                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee

                                TABLE OF CONTENTS


                                                                                               Page
                                                                                               ----

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1                DEFINITIONS...................................................1
         SECTION 1.2                OTHER DEFINITIONS............................................13
         SECTION 1.3                INCORPORATION BY REFERENCE OF TRUST INDENTURE
                                            ACT..................................................13
         SECTION 1.4                RULES OF CONSTRUCTION........................................14
         SECTION 1.5                ONE CLASS OF SECURITIES......................................14

                                   ARTICLE 2.
                                    THE BONDS

         SECTION 2.1                FORM AND DATING..............................................15
         SECTION 2.2                EXECUTION AND AUTHENTICATION.................................16
         SECTION 2.3                REGISTRAR AND PAYING AGENT...................................17
         SECTION 2.4                PAYING AGENT TO HOLD MONEY IN TRUST..........................17
         SECTION 2.5                HOLDER LISTS.................................................18
         SECTION 2.6                TRANSFER AND EXCHANGE........................................18
         SECTION 2.7                REPLACEMENT BONDS............................................32
         SECTION 2.8                OUTSTANDING BONDS............................................32
         SECTION 2.9                TREASURY BONDS...............................................32
         SECTION 2.10               TEMPORARY BONDS..............................................33
         SECTION 2.11               CANCELLATION.................................................33
         SECTION 2.12               DEFAULTED INTEREST...........................................33
         SECTION 2.13               CUSIP NUMBERS................................................34

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

         SECTION 3.1                NOTICES TO TRUSTEE...........................................35
         SECTION 3.2                SELECTION OF BONDS TO BE REDEEMED............................35
         SECTION 3.3                NOTICE OF REDEMPTION.........................................35
         SECTION 3.4                EFFECT OF NOTICE OF REDEMPTION...............................36
         SECTION 3.5                DEPOSIT OF REDEMPTION PRICE..................................36
         SECTION 3.6                BONDS REDEEMED IN PART.......................................37
         SECTION 3.7                OPTIONAL REDEMPTION..........................................37
         SECTION 3.8                MANDATORY REDEMPTION.........................................37



                                                                                               Page
                                                                                               ----

                                   ARTICLE 4.
                                    COVENANTS

         SECTION 4.1                PAYMENT OF BONDS.............................................38
         SECTION 4.2                MAINTENANCE OF OFFICE OR AGENCY..............................38
         SECTION 4.3                INFORMATION REQUIREMENTS.....................................38
         SECTION 4.4                COMPLIANCE CERTIFICATE.......................................40
         SECTION 4.5                TAXES; MAINTENANCE OF BOOKS AND RECORDS......................40
         SECTION 4.6                STAY, EXTENSION AND USURY LAWS...............................40
         SECTION 4.7                LIMITATION ON RESTRICTED PAYMENTS............................40
         SECTION 4.8                LIMITATION ON SUBSIDIARIES AND INVESTMENTS...................41
         SECTION 4.9                LIMITATION ON INCURRENCE OF INDEBTEDNESS.....................42
         SECTION 4.10               LIMITATION ON INCURRENCE OF SUBSIDIARY
                                            GUARANTOR INDEBTEDNESS ..............................44
         SECTION 4.11               LIMITATION OF SALE OF ASSETS ................................44
         SECTION 4.12               LIMITATION ON TRANSACTIONS WITH AFFILIATES...................44
         SECTION 4.13               LIMITATION ON LIENS..........................................45
         SECTION 4.14               LIMITATION ON BUSINESS ACTIVITIES............................45
         SECTION 4.15               MAINTENANCE OF EXISTENCE.....................................46
         SECTION 4.16               PAYMENTS FOR CONSENT.........................................46
         SECTION 4.17               COMPLIANCE WITH LAWS.........................................46
         SECTION 4.18               GOVERNMENT APPROVALS.........................................46
         SECTION 4.19               MAINTENANCE OF PROPERTY; INSURANCE...........................46
         SECTION 4.20               BOND DEBT SERVICE RESERVE ACCOUNT............................47
         SECTION 4.21               PERFECTION OF SECURITY INTERESTS.............................47

                                   ARTICLE 5.
                                   SUCCESSORS

         SECTION 5.1                LIMITATION ON MERGER, CONSOLIDATION AND SALE OF
                                            SUBSTANTIALLY ALL ASSETS.............................47
         SECTION 5.2                SUCCESSOR CORPORATION SUBSTITUTED............................48

                                   ARTICLE 6.
                                EVENTS OF DEFAULT

         SECTION 6.1                EVENTS OF DEFAULT............................................49
         SECTION 6.2                ACCELERATION.................................................50
         SECTION 6.3                OTHER REMEDIES...............................................51
         SECTION 6.4                WAIVER OF PAST DEFAULTS......................................51
         SECTION 6.5                CONTROL BY MAJORITY..........................................51
         SECTION 6.6                LIMITATION ON SUITS..........................................52



                                                                                               Page
                                                                                               ----

         SECTION 6.7                RIGHTS OF HOLDERS OF BONDS TO RECEIVE
                                            PAYMENT..............................................52
         SECTION 6.8                COLLECTION SUIT BY TRUSTEE...................................52
         SECTION 6.9                TRUSTEE MAY FILE PROOFS OF CLAIM.............................53
         SECTION 6.10               PRIORITIES...................................................53
         SECTION 6.11               FOR COSTS....................................................54

                                   ARTICLE 7.
                                     TRUSTEE

         SECTION 7.1                DUTIES OF TRUSTEE............................................54
         SECTION 7.2                RIGHTS OF TRUSTEE............................................55
         SECTION 7.3                INDIVIDUAL RIGHTS OF TRUSTEE.................................56
         SECTION 7.4                TRUSTEE'S DISCLAIMER.........................................56
         SECTION 7.5                NOTICE OF DEFAULTS...........................................56
         SECTION 7.6                REPORTS BY TRUSTEE TO HOLDERS OF THE BONDS...................57
         SECTION 7.7                COMPENSATION AND INDEMNITY...................................57
         SECTION 7.8                REPLACEMENT OF TRUSTEE.......................................58
         SECTION 7.9                SUCCESSOR TRUSTEE BY MERGER, ETC.............................59
         SECTION 7.10               ELIGIBILITY; DISQUALIFICATION................................59
         SECTION 7.11               PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                                            COMPANY..............................................59
         SECTION 7.12               OTHER CAPACITIES.............................................59

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 8.1                OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                                            DEFEASANCE...........................................60
         SECTION 8.2                LEGAL DEFEASANCE AND DISCHARGE...............................60
         SECTION 8.3                COVENANT DEFEASANCE..........................................60
         SECTION 8.4                CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...................61
         SECTION 8.5                DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                                            HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS........62
         SECTION 8.6                REPAYMENT TO COMPANY.........................................63
         SECTION 8.7                REINSTATEMENT................................................63

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

         SECTION 9.1                WITHOUT CONSENT OF HOLDERS OF BONDS..........................64
         SECTION 9.2                WITH CONSENT OF HOLDERS OF BONDS.............................64



                                                                                               Page
                                                                                               ----

         SECTION 9.3                COMPLIANCE WITH TRUST INDENTURE ACT..........................66
         SECTION 9.4                REVOCATION AND EFFECT OF CONSENTS............................66
         SECTION 9.5                NOTATION ON OR EXCHANGE OF BONDS.............................66
         SECTION 9.6                TRUSTEE TO SIGN AMENDMENTS, ETC..............................66

                                   ARTICLE 10.
                                  MISCELLANEOUS

         SECTION 10.1               TRUST INDENTURE ACT CONTROLS.................................67
         SECTION 10.2               NOTICES......................................................67
         SECTION 10.3               COMMUNICATION BY HOLDERS OF BONDS WITH OTHER
                                            HOLDERS OF BONDS.....................................68
         SECTION 10.4               CERTIFICATE AND OPINION AS TO CONDITIONS
                                            PRECEDENT............................................68
         SECTION 10.5               STATEMENTS REQUIRED IN CERTIFICATE OR OPINION................69
         SECTION 10.6               RULES BY TRUSTEE AND AGENTS..................................69
         SECTION 10.7               NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                                            EMPLOYEES         AND SHAREHOLDERS...................69
         SECTION 10.8               GOVERNING LAW................................................69
         SECTION 10.9               NO ADVERSE INTERPRETATION OF OTHER
                                            AGREEMENTS...........................................70
         SECTION 10.10              SUCCESSORS...................................................70
         SECTION 10.11              SEVERABILITY.................................................70
         SECTION 10.12              COUNTERPART ORIGINALS........................................70
         SECTION 10.13              TABLE OF CONTENTS, HEADINGS, ETC.............................70


EXHIBITS:

A-1        Form of Bond
A-2        Form of Regulation S Temporary Global Bond
B          Form of Certificate of Transfer
C          Form of Certificate of Exchange
D          Form of Bond Debt Service Reserve Guarantee